Exhibit 99.1

PRESS RELEASE

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2020 RESULTS

Atlanta, GA – April 23, 2020 – Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income from continuing operations for the quarter ended March 31, 2020 of $2.1 million, or $0.10 per diluted share, compared to $6.4 million, or $0.26 per diluted share, for the first quarter of 2019 and $7.1 million, or $0.32 per diluted share, for the fourth quarter of 2019. The decrease in net income was predominantly driven by increases in credit reserves in anticipation of the expected impact from the economic slowdown from COVID-19.

“Atlantic Capital entered the COVID-19 crisis in a position of strength with solid first quarter operating results, a fortress balance sheet, and sound business continuity plans. With that strength, our company will provide needed assistance to businesses in our community, add new client relationships, and strive to continue to build meaningful shareholder value through the crisis.” remarked Douglas Williams, President and Chief Executive Officer.

Response to COVID-19

As the COVID-19 pandemic affected all areas of economic and social life, Atlantic Capital responded with measures to protect the health of its community, customers and associates. The Company implemented work-from-home initiatives for employees when possible, ceased non-essential business related travel, and began regular meetings of its executive leadership and incident response teams to direct the Company’s response to the ever-changing environment. Each week, Doug Williams and his executive leadership team host an internal company-wide conference call to communicate the latest developments, answer teammate questions, and gather information from teammates based on the challenges their relationship customers are facing.

In addition, Atlantic Capital has taken the following steps to assist borrowers during these challenging times, consistent with sound banking practice:

•	facilitating approximately $223 million in loan applications for business borrowers through the Paycheck Protection Program;
•	evaluating business segments in our market areas to evaluate areas of need and focus our assessment and management of portfolio risk;
•	offering payment deferrals to existing customers with a streamlined loan modification process when appropriate;
•	communicating with customers in order to assess developing credit situations and needs; and
•	engaging in liquidity planning, including pausing stock repurchases in March.

Our goal is to continue to support our community of customers and prospective customers while maintaining our historically cautious approach to new loan underwriting. With reliable core deposit funding, solid balance sheet liquidity, a strong capital position, and access to significant wholesale funding, Atlantic Capital anticipates adequate funding capacity for future lending needs.

First Quarter Highlights(1)

•	Capital ratios remained strong, with a tangible common equity to tangible assets ratio of 11.6%.
•	Tangible book value per share increased 19.5% from March 31, 2019 to $14.54, and increased 12.8% annualized from December 31, 2019.
•	Net interest margin from continuing operations of 3.41%, compared to 3.74% in the first quarter of 2019 and 3.38% in the fourth quarter of 2019.
•	Average deposits from continuing operations increased $460.7 million, or 25.7%, compared to the first quarter of 2019 and $107.9 million, or 20.1% annualized, compared to the fourth quarter of 2019.
•	Total loans held for investment increased $198.4 million, or 11.4% from March 31, 2019 and $59.4 million, or 12.7% annualized, from December 31, 2019.
•	Annualized net charge-offs to average loans totaled 0.04%, compared 0.11% in the first quarter of 2019 and 0.07% for the fourth quarter of 2019.

Income Statement

Taxable equivalent net interest income from continuing operations totaled $21.2 million for the first quarter of 2020, an increase of $679,000, or 3.3%, from the first quarter of 2019, and an increase of $469,000, or 9.0% annualized, from the fourth quarter of 2019. The linked quarter increase in net interest income was primarily driven by a decrease in the cost of interest bearing liabilities offset by a decrease in loan yields.

Taxable equivalent net interest margin from continuing operations was 3.41% in the first quarter of 2020, a decrease of 33 basis points from the first quarter of 2019 and an increase of 3 basis points from the fourth quarter of 2019. The linked quarter increase was primarily the result of a drop in the cost of interest bearing deposits and an increase in the yield on investment securities. This was partially offset by a decrease in loan yields.

The yield on loans from continuing operations in the first quarter of 2020 was 4.77%, a decrease of 63 basis points from the first quarter of 2019 and a decrease of 18 basis points from the fourth quarter of 2019. The decrease in loan yields was due primarily to the repricing of variable rate loans as a result of declines in short term interest rates during 2019 and 2020.

The taxable equivalent yield on investment securities in the first quarter of 2020 was 2.84%, an increase of 7 basis points from the first quarter of 2019 and an increase of 21 basis points from the fourth quarter of 2019. The increase in taxable equivalent investment portfolio yields was primarily the result of municipal bond purchases in 2019 and 2020, many of which were non-taxable.

The cost of deposits from continuing operations in the first quarter of 2020 was 0.75%, a decrease of 34 basis points from the first quarter of 2019 and a decrease of 15 basis points from the fourth quarter of 2019. The cost of interest bearing deposits from continuing operations decreased 52 basis points to 1.09% from the first quarter of 2019, and decreased 27 basis points from the fourth quarter of 2019.

The provision for credit losses for continuing operations was $8.1 million in the first quarter of 2020 compared to $814,000 in the first quarter of 2019 and $787,000 in the fourth quarter of 2019. The provision for credit losses in the first quarter of 2020 included a $7.4 million provision for loan losses and a $671,000 provision for unfunded commitments. The provision increased primarily as a response to the expected impact from the economic slowdown from COVID-19.

Noninterest income from continuing operations totaled $2.4 million in the first quarter of 2020 compared to $2.3 million in the first quarter of 2019 and $2.7 million in the fourth quarter of 2019. Service charge income in the first quarter of 2020 totaled $1.2 million, an increase of $438,000 or 55.2%, compared to the first quarter of 2019 and an increase of $234,000, or 93.8% annualized, from the fourth quarter of 2019. Continued strong growth in core deposits, particularly in

(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table on page 14.

our payments processing businesses, drove the increases in service charge income. SBA income totaled $414,000, a decrease from $1.1 million in the first quarter of 2019 and $846,000 in the fourth quarter of 2019, primarily from lower SBA origination volume and a decrease in loan premiums during the quarter.

Noninterest expense from continuing operations totaled $12.9 million in the first quarter of 2020, a decrease of $918,000 compared to the first quarter of 2019 and $505,000 compared to the fourth quarter of 2019. Salaries and employee benefits totaled $8.5 million in the first quarter of 2020, unchanged from the previous quarter as the higher first quarter benefits costs were offset by lower incentive accruals.

The effective tax rate from continuing operations for the first quarter of 2020 was 13.3% compared to 21.3% for the full year of 2019, and was impacted by lower pretax earnings as well as increased non-taxable securities income from municipal bonds.

Balance Sheet

Total loans held for investment were $1.93 billion at March 31, 2020, an increase of $198.4 million, or 11.4%, from March 31, 2019 and an increase of $59.4 million, or 12.7% annualized, from December 31, 2019. Commercial and industrial loans were $760.0 million at March 31, 2020, an increase of 11.9% from March 31, 2019 and 31.2% annualized from December 31, 2019. The increase from December 31, 2019 was primarily due to organic growth across different areas of the Company. Mortgage warehouse loan participations decreased to zero as we exited the business during the first quarter of 2020. Consumer loans increased $20.4 million from December 31, 2019 to $58.2 million at March 31, 2020, due to the growth in a partnership with a fintech firm that offers CD-secured loans to its customers.

On January 1, 2020, the Company adopted the CECL accounting standard, which resulted in a day one reduction of $854,000 to the allowance for loan losses offset by an increase of $1.3 million to the allowance for unfunded commitments. The allowance for loan losses totaled $18.5 million as of December 31, 2019, was reduced by $854,000 due to CECL adoption, was increased by $7.4 million related to the first quarter 2020 provision, and ended the quarter at $24.9 million. The allowance for unfunded commitments totaled $892,000 at December 31, 2019, was increased by $1.3 million due to CECL adoption, was increased by $671,000 related to the first quarter 2020 provision, and ended the quarter at $2.8 million. At March 31, 2020, the combined allowance for credit losses for loans and unfunded commitments was $27.7 million, compared to $19.4 million at December 31, 2019.

The allowance for loan losses was 1.29% of total loans held for investment at March 31, 2020, compared to 0.99% at December 31, 2019. The increase reflects the impact of COVID-19 on the economic forecast used in the estimation of expected credit losses. Non-performing assets from continuing operations totaled $7.3 million, or 0.27% of total assets, as of March 31, 2020, compared to 0.34% of total assets as of March 31, 2019 and 0.26% of total assets as of December 31, 2019.

Total average deposits from continuing operations were $2.25 billion for the first quarter of 2020, an increase of $460.7 million, or 25.7%, from the first quarter of 2019 and an increase of $107.9 million, or 20.1% annualized, from the fourth quarter of 2019. Noninterest bearing deposits were 31.6% of total average deposits from continuing operations in the first quarter of 2020, compared to 32.1% in the first quarter of 2019 and 33.5% in the fourth quarter of 2019.

Tangible common equity to tangible assets was 11.6% at March 31, 2020, an increase from 10.6% at December 31, 2019 due to the elevated levels of cash related to year-end deposits at December 31, 2019. The estimated total risk based capital ratio was 14.9% at March 31, 2020 compared to 13.7% at March 31, 2019 and 15.0% at December 31, 2019.

Earnings Conference Call

The Company will host a conference call at 9:30 a.m. EST on Friday, April 24, 2020, to discuss the financial results for the quarter ended March 31, 2020. Individuals wishing to participate in the conference call may do so by dialing 877-270-2148 from the United States. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.  A presentation will be used during the earnings conference call and is available at http://www.snl.com/IRW/CorporateProfile/4155740.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent interest income; (ii) taxable equivalent net interest income; (iii) taxable equivalent net interest margin; (iv) taxable equivalent income before income taxes; (v) taxable equivalent income tax expense; (vi) tangible assets; (vii) tangible common equity; and (viii) tangible book value per common share, in its analysis of the Company's performance. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.

Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” “strive,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, the impact of COVID-19 on operations, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K,  as supplemented by our Current Report on Form 8-K filed on April 23, 2020, and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

About Atlantic Capital Bancshares

Atlantic Capital Bancshares, Inc. is a $2.7 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as specialized financial services for select clients nationally.

Media Contact:

Ashley Carson

Email: ashley.carson@atlcapbank.com

Phone: 404-995-6050

Financial Contact:

Patrick Oakes

Email: patrick.oakes@atlcapbank.com

Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.

Selected Financial Information

	2020	2019
(in thousands, except share and per share data;	First	Fourth	Third	Second	First	First Quarter 2020
taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	to 2019 Change
INCOME SUMMARY (1)
Interest income (2)	$26,246	$26,699	$26,624	$26,686	$26,297	(0)%
Interest expense	5,043	5,965	6,536	6,709	5,773	(13)
Net interest income	21,203	20,734	20,088	19,977	20,524	3
Provision for credit losses	8,074	787	413	698	814	892
Net interest income after provision for credit losses	13,129	19,947	19,675	19,279	19,710	(33)
Noninterest income	2,422	2,679	2,769	2,941	2,336	4
Noninterest expense	12,877	13,382	12,677	13,254	13,795	(7)
Income from continuing operations before income taxes	2,674	9,244	9,767	8,966	8,251	(68)
Income tax expense	550	2,104	2,198	1,957	1,811	(70)
Net income from continuing operations(2)(3)	2,124	7,140	7,569	7,009	6,440	(67)
Income (loss) from discontinued operations, net of tax	—	—	617	22,143	(1,063)	(100)
Net income	$2,124	$7,140	$8,186	$29,152	$5,377	(60)%

PER SHARE DATA
Diluted earnings per share - continuing operations	$0.10	$0.32	$0.33	$0.29	$0.26
Diluted earnings (loss) per share - discontinued operations	—	—	0.03	0.92	(0.04)
Diluted earnings per share	0.10	0.32	0.36	1.21	0.21
Book value per share	15.47	15.01	14.81	14.46	13.10
Tangible book value per common share (3)	14.54	14.09	13.91	13.60	12.17

PERFORMANCE MEASURES
Return on average equity	2.56%	8.65%	9.77%	34.38%	6.80%
Return on average assets	0.32	1.08	1.32	4.79	0.77
Taxable equivalent net interest margin - continuing operations	3.41	3.38	3.52	3.61	3.74
Efficiency ratio - continuing operations	55.03	57.57	55.72	58.06	60.61
Average loans to average deposits	83.84	86.54	92.41	93.05	95.20

CAPITAL
Average equity to average assets	12.41%	12.47%	13.54%	13.94%	11.34%
Tangible common equity to tangible assets	11.57	10.61	12.92	13.37	10.51
Tier 1 capital ratio	11.7 (4)	12.0	12.5	13.4	11.0
Total risk based capital ratio	14.9 (4)	15.0	15.5	16.5	13.7

SHARES OUTSTANDING
Number of common shares outstanding - basic	21,479,986	21,751,026	22,193,761	23,293,465	24,466,964
Number of common shares outstanding - diluted	21,675,934	21,974,959	22,405,141	23,508,442	24,719,273
Average number of common shares - basic	21,689,038	21,876,487	22,681,904	23,888,381	24,855,171
Average number of common shares - diluted	21,842,175	22,053,907	22,837,531	24,040,806	25,019,384

ASSET QUALITY
Allowance for loan losses to loans held for investment (5)	1.29%	0.99%	0.98%	1.02%	1.04%
Net charge-offs to average loans (6)	0.04	0.07	0.11	0.14	0.11
Non-performing assets to total assets	0.27	0.26	0.29	0.31	0.40

AVERAGE BALANCES
Total loans - continuing operations	$1,890,184	$1,857,736	$1,801,629	$1,769,803	$1,707,682
Investment securities	417,971	389,667	340,872	360,047	400,101
Total assets	2,686,266	2,626,388	2,453,438	2,440,502	2,829,072
Deposits - continuing operations	2,254,505	2,146,626	1,949,657	1,902,076	1,793,791
Shareholders' equity	333,480	327,543	332,291	340,119	320,812

AT PERIOD END
Loans and loans held for sale	$1,932,909	$1,873,524	$1,836,589	$1,789,740	$2,120,866
Investment securities	466,405	399,433	329,648	348,723	402,640
Total assets	2,719,658	2,910,379	2,410,198	2,389,680	2,855,887
Deposits	2,225,119	2,499,046	1,854,272	1,851,531	2,440,448
Shareholders’ equity	332,300	326,495	328,711	336,715	320,627

(1)On April 5, 2019, Atlantic Capital completed the sale to FirstBank of its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The mortgage business and branches sold to FirstBank are reported as discontinued operations.

(2)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.

(3)Excludes effect of acquisition related intangibles.

(4)Amounts are estimates as of March 31, 2020.

(5)The ratios for the first, second, and third quarters of 2019 are calculated on a continuing operations basis.

(6)Annualized.

ATLANTIC CAPITAL BANCSHARES, INC.

Financial Information from Discontinued Operations

Assets and Liabilities from Discontinued Operations

(in thousands)	March 31, 2020	December 31, 2019	March 31, 2019
Cash	$—	$—	$4,168
Loans held for sale - discontinued operations	—	—	384,779
Premises held for sale - discontinued operations	—	—	7,736
Goodwill - discontinued operations	—	—	4,555
Other assets	—	—	1,158
Total assets	$—	$—	$402,396

Deposits to be assumed - discontinued operations	$—	$—	$593,264
Securities sold under agreements to repurchase - discontinued operations	—	—	9,821
Total liabilities	$—	$—	$603,085
Net liabilities	$—	$—	$(200,689)

Components of Net Income (Loss) from Discontinued Operations

	2020	2019
	First	Fourth	Third	Second	First
(in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Net interest income	$—	$—	$—	$(39)	$3,125
Provision for credit losses	—	—	—	—	—
Net interest income after provision	—	—	—	(39)	3,125
Service charges	—	—	—	46	481
Mortgage income	—	—	—	—	288
Gain on sale of branches	—	—	—	34,475	—
Other income	—	—	—	(22)	21
Total noninterest income	—	—	—	34,499	790
Salaries and employee benefits	—	—	—	330	2,427
Occupancy	—	—	—	71	339
Equipment and software	—	—	—	8	123
Amortization of intangibles	—	—	—	—	247
Communications and data processing	—	—	—	197	389
Divestiture expense	—	—	—	3,646	1,449
Other noninterest expense	—	—	—	101	358
Total noninterest expense	—	—	—	4,353	5,332
Net income (loss) before provision for income taxes	—	—	—	30,107	(1,417)
Provision (benefit) for income taxes	—	—	(617)	7,964	(354)
Net income (loss) from discontinued operations	$—	$—	$617	$22,143	$(1,063)

ATLANTIC CAPITAL BANCSHARES, INC.

Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share data)	2020	2019	2019
ASSETS
Cash and due from banks	$27,536	$45,249	$36,992
Interest-bearing deposits in banks	114,829	421,079	76,720
Other short-term investments	—	—	29,457
Cash and cash equivalents	142,365	466,328	143,169
Securities available for sale	280,390	282,461	402,640
Securities held to maturity, net of allowance for credit losses of $14, $0 and $0 at March 31, 2020, December 31, 2019 and March 31, 2019, respectively (fair value of $189,940, $115,291 and $0 at March 31, 2020, December 31, 2019 and March 31, 2019, respectively)	186,015	116,972	—
Other investments	27,140	27,556	28,844
Loans held for sale	—	370	1,530
Loans held for sale - discontinued operations(1)	—	—	384,779
Loans held for investment(1)	1,932,909	1,873,524	1,734,557
Less: allowance for loan losses	(24,896)	(18,535)	(18,107)
Loans held for investment, net	1,908,013	1,854,989	1,716,450
Premises held for sale - discontinued operations(1)	—	—	7,736
Premises and equipment, net(1)	22,533	22,536	23,311
Bank owned life insurance	66,761	66,421	65,486
Goodwill - discontinued operations(1)	—	—	4,555
Goodwill - continuing operations(1)	19,925	19,925	17,135
Other intangibles, net	2,785	3,027	4,241
Other real estate owned	779	278	971
Other assets	62,952	49,516	55,040
Total assets	$2,719,658	$2,910,379	$2,855,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand(1)	$712,919	$824,646	$561,829
Interest-bearing checking(1)	368,463	373,727	233,838
Savings(1)	567	1,219	896
Money market(1)	982,109	1,173,218	962,741
Time(1)	66,793	44,389	22,069
Brokered deposits	94,268	81,847	65,811
Deposits to be assumed - discontinued operations(1)	—	—	593,264
Total deposits	2,225,119	2,499,046	2,440,448
Federal funds purchased	75,000	—	—
Securities sold under agreements to repurchase - discontinued operations(1)	—	—	9,821
Long-term debt	49,916	49,873	49,746
Other liabilities	37,323	34,965	35,245
Total liabilities	2,387,358	2,583,884	2,535,260

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020, December 31, 2019, and March 31, 2019	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 21,479,986, 21,751,026, and 24,466,964 shares issued and outstanding as of March 31, 2020, December 31, 2019, and March 31, 2019; respectively	224,233	230,265	276,346
Retained earnings	93,721	91,669	47,191
Accumulated other comprehensive income (loss)	14,346	4,561	(2,910)
Total shareholders’ equity	332,300	326,495	320,627
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,719,658	$2,910,379	$2,855,887

1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of March 31, 2019.

ATLANTIC CAPITAL BANCSHARES, INC.

Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
INTEREST INCOME
Loans, including fees	$22,426	$23,175	$23,541	$23,554	$22,752
Investment securities	2,732	2,413	2,176	2,339	2,631
Interest and dividends on other interest‑earning assets	865	944	803	705	814
Total interest income	26,023	26,532	26,520	26,598	26,197
INTEREST EXPENSE
Interest on deposits	4,182	4,890	5,223	5,448	4,831
Interest on Federal Home Loan Bank advances	—	157	390	270	—
Interest on federal funds purchased and securities sold under agreements to repurchase	32	94	99	168	118
Interest on long-term debt	829	824	824	823	824
Total interest expense	5,043	5,965	6,536	6,709	5,773
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	20,980	20,567	19,984	19,889	20,424
Provision for credit losses	8,074	787	413	698	814
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	12,906	19,780	19,571	19,191	19,610
NONINTEREST INCOME
Service charges	1,232	998	925	870	794
Gains (losses) on sale of securities	—	—	253	654	—
Gains (losses) on sale of other assets	5	—	140	(10)	(3)
Derivatives income	246	315	(293)	(233)	(111)
Bank owned life insurance	362	375	422	389	360
SBA lending activities	414	846	1,150	1,096	1,086
Other noninterest income	163	145	172	175	210
Total noninterest income	2,422	2,679	2,769	2,941	2,336
NONINTEREST EXPENSE
Salaries and employee benefits	8,476	8,500	8,295	8,529	9,213
Occupancy	794	838	722	689	639
Equipment and software	779	769	842	753	739
Professional services	705	577	764	792	775
Communications and data processing	897	1,066	796	662	675
Marketing and business development	153	143	243	233	226
Travel, meals and entertainment	140	175	152	186	166
FDIC premiums	—	—	(193)	175	235
Other noninterest expense	933	1,314	1,056	1,235	1,127
Total noninterest expense	12,877	13,382	12,677	13,254	13,795

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	2,451	9,077	9,663	8,878	8,151
Provision for income taxes	327	1,937	2,094	1,869	1,711
NET INCOME FROM CONTINUING OPERATIONS	2,124	7,140	7,569	7,009	6,440
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	$—	$—	$—	$30,107	$(1,417)
Provision (benefit) for income taxes	—	—	(617)	7,964	(354)
Net income (loss) from discontinued operations	—	—	617	22,143	(1,063)
NET INCOME	$2,124	$7,140	$8,186	$29,152	$5,377

Net Income (Loss) per Common Share - Basic
Net income per common share - continuing operations	$0.10	$0.33	$0.33	$0.29	$0.26
Net income (loss) per common share - discontinued operations	—	—	0.03	0.93	(0.04)
Net Income per Common Share - Basic	0.10	0.33	0.36	1.22	0.22
Net Income (Loss) per Common Share - Diluted
Net income per common share - continuing operations	$0.10	$0.32	$0.33	$0.29	$0.26
Net income (loss) per common share - discontinued operations	—	—	0.03	0.92	(0.04)
Net Income per Common Share - Diluted	0.10	0.32	0.36	1.21	0.21

Weighted average shares - basic	21,689,038	21,876,487	22,681,904	23,888,381	24,855,171
Weighted average shares - diluted	21,842,175	22,053,907	22,837,531	24,040,806	25,019,384

ATLANTIC CAPITAL BANCSHARES, INC.

Average Balance Sheets and Net Interest Margin Analysis

Selected Financial Information

	Three months ended
	March 31, 2020			December 31, 2019
		Interest	Tax		Interest	Tax
	Average	Income/	Equivalent	Average	Income/	Equivalent
(dollars in thousands; taxable equivalent)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate
Assets
Interest bearing deposits in other banks	$177,063	$668	1.52%	$174,589	$733	1.67%
Other short-term investments	110	—	—	—	—	—
Investment securities:
Taxable investment securities	253,937	1,680	2.66	242,175	1,570	2.57
Non-taxable investment securities(1)	164,034	1,275	3.13	147,492	1,010	2.72
Total investment securities	417,971	2,955	2.84	389,667	2,580	2.63
Loans	1,890,184	22,426	4.77	1,857,736	23,175	4.95
FHLB and FRB stock	12,678	197	6.25	14,106	211	5.93
Total interest-earning assets	2,498,006	26,246	4.23	2,436,098	26,699	4.35
Non-earning assets	188,260			190,290
Total assets	$2,686,266			$2,626,388
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,393,541	3,767	1.09	1,328,184	4,525	1.35
Time deposits	55,775	52	0.37	37,388	52	0.55
Brokered deposits	92,188	363	1.58	62,757	313	1.98
Total interest-bearing deposits	1,541,504	4,182	1.09	1,428,329	4,890	1.36
Total borrowings	11,703	32	1.10	54,706	252	1.83
Total long-term debt	49,888	829	6.68	49,845	823	6.55
Total interest-bearing liabilities	1,603,095	5,043	1.27	1,532,880	5,965	1.54
Demand deposits	713,001			718,297
Other liabilities	36,690			47,668
Shareholders’ equity	333,480			327,543
Total liabilities and shareholders’ equity	$2,686,266			$2,626,388
Net interest spread			2.96%			2.80%
Net interest income and net interest margin(2)		$21,203	3.41%		$20,734	3.38%

Non-taxable equivalent net interest margin			3.38%			3.35%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.

(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.

Average Balance Sheets and Net Interest Margin Analysis

Selected Financial Information

	Three months ended
	March 31, 2020			March 31, 2019
		Interest	Tax		Interest	Tax
	Average	Income/	Equivalent	Average	Income/	Equivalent
(dollars in thousands; taxable equivalent)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate
Assets
Interest bearing deposits in other banks	$177,063	$668	1.52%	$92,168	$463	2.04%
Other short-term investments	110	—	—	11,680	86	2.99
Investment securities:
Taxable investment securities	253,937	1,680	2.66	320,089	2,113	2.68
Non-taxable investment securities(1)	164,034	1,275	3.13	80,012	618	3.13
Total investment securities	417,971	2,955	2.84	400,101	2,731	2.77
Loans - continuing operations	1,890,184	22,426	4.77	1,707,682	22,752	5.40
FHLB and FRB stock	12,678	197	6.25	12,528	265	8.58
Total interest-earning assets - continuing operations	2,498,006	26,246	4.23	2,224,159	26,297	4.80
Loans held for sale - discontinued operations	—	—	—	381,783	4,541	4.82
Total interest-earning assets	2,498,006	26,246	4.23	2,605,942	30,838	4.80
Non-earning assets	188,260			223,130
Total assets	$2,686,266			$2,829,072
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,393,541	3,767	1.09	1,124,350	4,255	1.53
Time deposits	55,775	52	0.37	12,847	38	1.20
Brokered deposits	92,188	363	1.58	81,141	538	2.69
Total interest-bearing deposits	1,541,504	4,182	1.09	1,218,338	4,831	1.61
Total borrowings	11,703	32	1.10	18,056	118	2.65
Total long-term debt	49,888	829	6.68	49,719	824	6.72
Total interest-bearing liabilities - continuing operations	1,603,095	5,043	1.27	1,286,113	5,773	1.82
Interest-bearing liabilities - discontinued operations	—	—	—	473,090	1,416	1.21
Total interest-bearing liabilities	1,603,095	5,043	1.27	1,759,203	7,189	1.66
Demand deposits	713,001			575,453
Demand deposits - discontinued operations	—			128,977
Other liabilities	36,690			44,627
Shareholders’ equity	333,480			320,812
Total liabilities and shareholders’ equity	$2,686,266			$2,829,072
Net interest spread - continuing operations			2.96%			2.98%
Net interest income and net interest margin - continuing operations(2)		$21,203	3.41%		$20,524	3.74%
Net interest income and net interest margin(2)		$21,203	3.41%		$23,649	3.68%

Non-taxable equivalent net interest margin			3.38%			3.66%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.

(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.

Period End Loans

						Linked	Year Over
	March 31,	December 31,	September 30,	June 30,	March 31,	Quarter	Year
(dollars in thousands)	2020	2019	2019	2019	2019	Change	Change
Loans held for sale
Loans held for sale	$—	$370	$916	$—	$1,530	$(370)	$(1,530)
Loans held for sale - discontinued operations	—	—	—	—	384,779	—	(384,779)
Total loans held for sale	$—	$370	$916	$—	$386,309	$(370)	$(386,309)

Loans held for investment
Commercial loans:
Commercial and industrial	$760,062	$705,115	$697,412	$701,566	$679,489	$54,947	$80,573
Commercial real estate:
Multifamily	73,654	98,378	60,398	43,907	43,929	(24,724)	29,725
Owner occupied	359,026	357,912	352,842	313,310	304,945	1,114	54,081
Investment	477,451	460,038	452,285	409,629	394,087	17,413	83,364
Construction and land:
1‑4 family residential construction	2,706	4,009	5,186	3,696	2,067	(1,303)	639
Other construction, development, and land	124,116	123,531	139,991	195,260	171,818	585	(47,702)
Mortgage warehouse loans	—	13,941	23,256	10,665	22,267	(13,941)	(22,267)
Total commercial loans	1,797,015	1,762,924	1,731,370	1,678,033	1,618,602	34,091	178,413

Residential:
Residential mortgages	31,761	31,315	31,903	31,338	32,915	446	(1,154)
Home equity	23,479	25,002	25,638	24,303	23,171	(1,523)	308
Total residential loans	55,240	56,317	57,541	55,641	56,086	(1,077)	(846)

Consumer	58,164	37,765	27,168	34,618	35,203	20,399	22,961
Other	25,488	19,552	22,533	24,126	26,663	5,936	(1,175)
	1,935,907	1,876,558	1,838,612	1,792,418	1,736,554	59,349	199,353
Less net deferred fees and other unearned income	(2,998)	(3,034)	(2,939)	(2,678)	(1,997)	36	(1,001)
Total loans held for investment	$1,932,909	$1,873,524	$1,835,673	$1,789,740	$1,734,557	$59,385	$198,352

Total loans	$1,932,909	$1,873,894	$1,836,589	$1,789,740	$2,120,866	$59,015	$(187,957)

ATLANTIC CAPITAL BANCSHARES, INC.

Allowance for Credit Losses Activity and Credit Quality

	2020	2019
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses
Balance at beginning of period	$18,535	$18,080	$18,186	$18,107	$17,851
Adoption of ASU 2016-13	(854)	—	—	—	—
Provision for loan losses	7,409	787	413	698	814
Loans charged-off:
Commercial and industrial	(18)	(344)	(541)	(588)	(549)
Commercial real estate	(78)	—	—	(47)	—
Construction and land	—	—	—	—	—
Residential mortgages	—	—	—	—	(9)
Home equity	(125)	—	—	—	—
Consumer	—	—	(2)	—	(37)
Other	—	—	—	—	—
Total loans charged-off	(221)	(344)	(543)	(635)	(595)
Recoveries on loans previously charged-off:
Commercial and industrial	—	5	17	—	14
Commercial real estate	18	—	—	—	—
Construction and land	—	—	1	—	3
Residential mortgages	1	7	—	—	7
Home equity	—	—	—	—	1
Consumer	8	—	6	16	12
Other	—	—	—	—	—
Total recoveries	27	12	24	16	37
Net charge-offs	$(194)	$(332)	$(519)	$(619)	$(558)
Balance at period end	$24,896	$18,535	$18,080	$18,186	$18,107

Allowance for unfunded commitments
Balance at beginning of period	$892	$836	$785	$631	$653
Adoption of ASU 2016-13	1,275	—	—	—	—
Provision for unfunded commitments	671	56	51	154	(22)
Balance at period end	$2,838	$892	$836	$785	$631

Total allowance for credit losses - loans and unfunded commitments	$27,734	$19,427	$18,916	$18,971	$18,738

Provision for credit losses under CECL
Provision for loan losses	7,409	787	413	698	814
Provision for securities held to maturity credit losses	(6)	-	-	-	-
Provision for unfunded commitments(1)	671	-	-	-	-
Total provision for credit losses	$8,074	$787	$413	$698	$814

Non-performing loans - continuing operations	$6,515	$7,293	$6,770	$6,352	$8,830
Non-performing loans - discontinued operations	—	—	—	—	1,506
Total nonperforming loans	6,515	7,293	6,770	6,352	10,336
Foreclosed properties (OREO)	779	278	278	971	971
Total nonperforming assets	$7,294	$7,571	$7,048	$7,323	$11,307

Allowance for loan losses to loans held for investment (2)	1.29%	0.99%	0.98%	1.02%	1.04%
Net charge-offs to average loans (3)	0.04	0.07	0.11	0.14	0.11

Non-performing loans as a percentage of total loans
Continuing operations	0.34%	0.39%	0.37%	0.35%	0.51%
Discontinued operations	—	—	—	—	0.39
Total	0.34	0.39	0.37	0.35	0.49

Non-performing assets as a percentage of total assets
Continuing operations	0.27%	0.26%	0.29%	0.31%	0.34%
Discontinued operations	—	—	—	—	0.05
Total	0.27	0.26	0.29	0.31	0.40

 (1) Prior to the adoption of ASU 2016-13, the provision for unfunded commitments was included in other expense and totaled $56, $51, $154 and ($22) for the fourth, third, second, and first quarters of

2019, respectively.

(2)The third, second, and first quarters of 2019 ratios are calculated on a continuing operations basis.

(3)Annualized.

ATLANTIC CAPITAL BANCSHARES, INC.

Period End Deposits

						Linked
	March 31,	December 31,	September 30,	June 30,	March 31,	Quarter	Year Over
(dollars in thousands)	2020	2019	2019	2019	2019	Change	Year Change
DDA	$712,919	$824,646	$599,657	$569,693	$561,829	$(111,727)	$151,090
NOW	368,463	373,727	240,427	309,709	233,838	(5,264)	134,625
Savings	567	1,219	1,081	1,090	896	(652)	(329)
Money market	982,109	1,173,218	921,133	802,973	962,741	(191,109)	19,368
Time	66,793	44,389	30,782	33,902	22,069	22,404	44,724
Brokered	94,268	81,847	61,192	134,164	65,811	12,421	28,457
Total deposits - continuing operations	2,225,119	2,499,046	1,854,272	1,851,531	1,847,184	(273,927)	377,935
Deposits to be assumed - discontinued operations	—	—	—	—	593,264	—	(593,264)
Total deposits	$2,225,119	$2,499,046	$1,854,272	$1,851,531	$2,440,448	$(273,927)	$(215,329)

Payments clients	$483,585	$567,597	$286,373	$301,413	$361,192	$(84,012)	$122,393

Average Deposits

	2020	2019				Linked
	First	Fourth	Third	Second	First	Quarter	Q1 2020 vs
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Q1 2019
DDA	$713,001	$718,298	$637,809	$587,957	$575,453	$(5,297)	$137,548
NOW	382,178	320,637	295,106	314,601	276,212	61,541	105,966
Savings	650	1,098	1,085	956	884	(448)	(234)
Money market	1,010,713	1,006,449	895,102	859,680	847,254	4,264	163,459
Time	55,775	37,388	32,409	32,358	12,847	18,387	42,928
Brokered	92,188	62,757	88,146	106,524	81,141	29,431	11,047
Total deposits - continuing operations	2,254,505	2,146,627	1,949,657	1,902,076	1,793,791	107,878	460,714
Deposits to be assumed - discontinued operations	—	—	—	45,350	593,313	—	(593,313)
Total deposits	$2,254,505	$2,146,627	$1,949,657	$1,947,426	$2,387,104	$107,878	$(132,599)

Payments clients	$419,630	$362,327	$289,526	$285,949	$295,059	$57,303	$124,571

Noninterest bearing deposits as a percentage of average deposits - continuing operations	31.6%	33.5%	32.7%	30.9%	32.1%
Cost of interest-bearing deposits - continuing operations	1.09%	1.36%	1.58%	1.66%	1.61%
Cost of deposits - continuing operations	0.75%	0.90%	1.06%	1.15%	1.09%

ATLANTIC CAPITAL BANCSHARES, INC.

Non-GAAP Performance and Financial Measures Reconciliation

	2020	2019
	First	Fourth	Third	Second	First
(in thousands, except share and per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

Taxable equivalent interest income reconciliation
Interest income - GAAP	$26,023	$26,532	$26,520	$26,598	$26,197
Taxable equivalent adjustment	223	167	104	88	100
Interest income - taxable equivalent	$26,246	$26,699	$26,624	$26,686	$26,297

Taxable equivalent net interest income reconciliation - continuing operations
Net interest income - GAAP	$20,980	$20,567	$19,984	$19,889	$20,424
Taxable equivalent adjustment	223	167	104	88	100
Net interest income - taxable equivalent - continuing operations	$21,203	$20,734	$20,088	$19,977	$20,524

Taxable equivalent net interest margin reconciliation - continuing operations
Net interest margin - GAAP - continuing operations	3.38%	3.35%	3.51%	3.60%	3.72%
Impact of taxable equivalent adjustment	0.03	0.03	0.01	0.01	0.02
Net interest margin - taxable equivalent - continuing operations	3.41%	3.38%	3.52%	3.61%	3.74%

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.38%	3.35%	3.51%	3.54%	3.66%
Impact of taxable equivalent adjustment	0.03	0.03	0.01	0.02	0.02
Net interest margin - taxable equivalent	3.41%	3.38%	3.52%	3.56%	3.68%

Income before income taxes reconciliation
Income before income taxes - GAAP	$2,451	$9,077	$9,663	$8,878	$8,151
Taxable equivalent adjustment	223	167	104	88	100
Income before income taxes	$2,674	$9,244	$9,767	$8,966	$8,251

Income tax reconciliation
Income tax expense - GAAP	$327	$1,937	$2,094	$1,869	$1,711
Taxable equivalent adjustment	223	167	104	88	100
Income tax expense	$550	$2,104	$2,198	$1,957	$1,811

Tangible book value per common share reconciliation
Total shareholders’ equity	$332,300	$326,495	$328,711	$336,715	$320,627
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible common equity	$312,375	$306,570	$308,786	$316,790	$297,779
Common shares outstanding	21,479,986	21,751,026	22,193,761	23,293,465	24,466,964
Book value per common share - GAAP	$15.47	$15.01	$14.81	$14.46	$13.10
Tangible book value	14.54	14.09	13.91	13.60	12.17

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$332,300	$326,495	$328,711	$336,715	$320,627
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible common equity	$312,375	$306,570	$308,786	$316,790	$297,779

Total assets	$2,719,658	$2,910,379	$2,410,198	$2,389,680	$2,855,887
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible assets	$2,699,733	$2,890,454	$2,390,273	$2,369,755	$2,833,039
Tangible common equity to tangible assets	11.57%	10.61%	12.92%	13.37%	10.51%